EXHIBIT 10.13

                             FORM OF PROMISSORY NOTE

          ISSUED IN CONNECTI0N WITH THE SECURITIES PURCHASE AGREEMENT
                            DATED DECEMBER 23, 1998

         THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                        CONVERGENCE COMMUNICATIONS, INC.

                    Subordinated Exchangeable Promissory Note


December 23, 2001                                                     $5,000,000


         Convergence Communications, Inc., a Nevada corporation (herein called the "Company"), hereby promises to pay to the order of FondElec Essential
Services Growth Fund, L.P., a Cayman Islands limited partnership, or its successors or assigns (the "Holder"), in accordance with the terms and conditions herein, the principal sum of Five Million Dollars ($5,000,000), and accrued and unpaid interest thereon. The principal amount hereof, and the interest thereon, shall be payable in lawful currency of the United States of America to the Holder at the registered address of the Holder on the Maturity Date (as defined in Article 1).

         This Subordinated Exchangeable Promissory Note (this "Note") is one of a duly authorized issue of notes due December 23, 2001 (the "Notes") limited to an aggregate principal amount of $10,000,000, issued by the Company pursuant to or in connection with a Securities Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof by and among the Company and the Purchasers parties thereto.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance hereof, agrees:

                  1. Maturity Date. The principal amount hereof, and the interest therefor, shall be payable on the date which is the earlier of (i) December 23, 2001 or (ii) the date of exchange of this Note pursuant to Article 4 hereof (the "Maturity Date").

                  2. Interest. Interest on the unpaid principal amount hereof shall accrue at the rate of ten percent (10%) per annum computed on the basis of a 365-day year from the date of this Note until paid in full. During the period in which an Event of Default (as defined in Article 7 hereof) shall have occurred and is continuing, interest on the outstanding principal amount of this Note shall accrue at the rate of fifteen (15%) per annum.

                  3.  Prepayment.

                  3.1 Optional Prepayment. The Company may prepay all, but not less than all, of the principal amount of this Note at any time upon fifteen
(15) days' written notice to the Holder at a price equal to the principal amount of this Note, plus all accrued and unpaid interest to the date of prepayment; provided, however, that in the event the Company gives notice to the Holder of its intent to prepay this Note in full, the Holder shall have five (5) business days after its receipt of such notice within which to exercise its exchange right as provided in Article 4 hereof. All payments received shall first be applied to accrued interest and then to principal.

                  3.2 Mandatory Prepayment. While this Note is outstanding, if the Company undertakes any of the following transactions and any of Holder's designees on the Board of Directors shall have voted against such transaction, then the Holder may declare the entire principal amount of this Note plus all accrued interest to be due and payable upon ten (10) days written notice to the
Company:

                  (a) The merger, consolidation or amalgamation of the Company with any other person, unless the Company is the surviving corporation in any such merger, consolidation or amalgamation, or the engagement in any other business combination;

                  (b) The transfer or other disposition of all or substantially all of the assets of the Company or the acquisition, by asset or stock purchase, merger or otherwise, of the assets or stock of any other corporation or partnership;

                  (c) Any action that would amend, modify or restate the Articles of Incorporation or By-Laws of the Company; and

                  (d) The Company's engaging in any material business operations other than those relating to the telecommunications industry.

                  4.  Right of Exchange.

                  4.1 Right of Exchange. The Holder of this Note is entitled to the exchange rights and other benefits provided under Article 8 of the Purchase Agreement, including, without limitation, the right of the Holder to provide notice to the Company in the form of Attachment No. 1 hereto in the event the Holder elects to exchange the Note for securities of the Company.

                  4.2 Purchase Obligation. If the Company has (i) issued at least $10,000,000 face amount of Series C Preferred Stock (as defined in the Purchase Agreement) of the Company to persons other than the Purchasers (as defined in the Purchase Agreement) prior to July 1, 1999 and (ii) delivered to the Holder an opinion of counsel reasonably satisfactory to the Holder and its counsel that the Series C Preferred Stock shall have a preference in liquidation to receive its full liquidation preference prior to any payments to holders of the Series B Preferred Stock of the Company, the Company may require the Holder to exchange all, but not less than all, of this Note into a number of shares of Series C Preferred Stock having a liquidation preference equal to the principal amount outstanding of the Note plus the accrued but unpaid interest on the Note through the date of exchange.

                  5.  Subordination.

                  5.1 Subordination to Senior Indebtedness. The payment of the principal of and interest on this Note is expressly subordinated to the payment of all Senior Indebtedness, as hereinafter defined, to the extent set forth in this Article 5. The term "Senior Indebtedness" shall mean all indebtedness and other amounts which the Company may be obligated to pay under the terms of those certain transactions identified on Schedule A attached hereto, together with any increases, renewals, modifications, assumptions or refundings thereof. Notwithstanding the foregoing, no Senior Indebtedness shall impair the rights of the Holder to exchange this Note in accordance with the terms of Article 4 hereof.

                  5.2 Priority of Senior Indebtedness on Default. No payment with respect to this Note shall be made by the Company or received by the Holder if there is outstanding at the time such payment is to be made any Senior Indebtedness and there exists at such time, or immediately after giving effect to such payment there would exist, any default in the payment of principal of or any premium or interest on any Senior Indebtedness or any other event of default under the terms of any Senior Indebtedness then outstanding, which default has not been waived or cured prior thereto.

                  5.3 Priority of Senior Indebtedness on Liquidation. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due in respect of any and all Senior Indebtedness shall first be paid in full and payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled shall be paid to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holders of Senior Indebtedness or on such other basis as the holders of Senior Indebtedness or a court of competent jurisdiction shall direct) to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or from the holders of Senior Indebtedness, before any payment or distribution is made to the Holder.

                  5.4 Duties of Holder to Holders of Senior Indebtedness. In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder, in violation of Section 5.2 or Section 5.3, or provision made for such payment, in accordance with its terms, such payment or distribution shall be (and shall be deemed to be) held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid (pro rata to each holder on the basis of the amount of Senior Indebtedness held by such holder or on such other basis as the holders of Senior Indebtedness or a court of competent jurisdiction shall direct) to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  5.5 Enforcement by Holders of Senior Indebtedness. The provisions of Sections 5.2, 5.3 and 5.4 shall be for the benefit of the holders of the Senior Indebtedness and may be enforced directly by such holders against the Holder without the necessity of joining the Company as a party.

                  5.6 Subrogation. Subject to the prior payment in full of all Senior Indebtedness, to the extent of any payment or distribution to the holders of Senior Indebtedness which would, except for the provisions of this Article, have been made to the Holder, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and accrued and unpaid interest on this Note shall be paid in full, and no such payment or distribution to the holders of Senior Indebtedness shall, as among the Company, its creditors (other that the holders of Senior Indebtedness) and the Holder, be deemed to be a payment by the Company to or on account of this Note. The Holder shall be subrogated to such rights of the holders of Senior Indebtedness in the same proportion as the principal amount of this Note then outstanding bears to the aggregate principal amount then outstanding under all indebtedness of the Company (including this Note) ranking pari passu with this Note and containing subrogation provisions to the same effect as those set forth herein.

                  5.7 Obligations of the Company Unimpaired. It is understood that the provisions of this Article 5 are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the rights of holders of Senior Indebtedness on the other, and nothing contained herein is intended to or shall impair, as among the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms and without giving effect to this Article 5, or to affect the relative rights of the Holder and the other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default of this Note, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company receivable or received upon the exercise of any such remedy.

                  6.   Covenants.

                  6.1 Affirmative Covenants. From and after the date hereof until the earlier of the Maturity Date or the date of payment of the principal of and accrued interest on this Note, the Company shall comply with and perform each of the following covenants and agreements:

              6.1.1 Financial Reporting.  The Company will furnish to the Holder
              copies  of  the  following  financial   statements,   reports  and
              information:

                           (a) a  copy  of  the  Company's  consolidated  annual
                  report (including audited balance sheets, statements of operations, statements of stockholders' equity and statements of cash flow) for the Company and its Subsidiaries (as defined in the Purchase Agreement) of the Company for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") consistent with the preceding year, certified by Deloitte & Touche LLP or such other independent public accountants as shall be approved by the Holder, which approval shall not be unreasonably withheld. During such period as the Company is subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the Holder at such time as the Company files with the Securities and Exchange Commission its annual report on Form 10-K or 10-KSB (but in no event later than 105 days after the end of each fiscal year of the Company). During such period as the Company is not subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the Holder as soon as available and in any event within 90 days after the end of each fiscal year of the Company;

                           (b) a consolidated balance sheet, statement of operations and statement of cash flow for the Company and its Subsidiaries, as of the end of, and for, each such quarter, prepared in accordance with GAAP consistently applied (subject to the absence of notes and to customary and reasonable year-end adjustments), certified by the Company's chief financial officer as fairly and accurately representing the financial condition of the Company and its Subsidiaries as of the end of, and for, the period covered thereby. During such period as the Company is subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the Holder at such time as the Company files with the Securities and Exchange Commission its quarterly report on Form 10-Q or 10-QSB (but in no event later than 60 days after the end of each fiscal quarter of the Company). During such period as the Company is not subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the Holder as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company; and

                           (c) such other information with respect to the financial condition and operations of the Company and its Subsidiaries as the Holder may reasonably request.

              6.1.2 Payment of Taxes and Claims. The Company will duly pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges, levies or claims levied or imposed, which are, or which if unpaid might become, a lien or charge upon the properties, assets, earnings or business of the Company or any of its Subsidiaries; provided, however, that nothing contained in this Section 6.1.2 shall require the Company to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the Company in good faith shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto. In the event the Company fails to satisfy its obligations under this Section 6.1.2, the Holder may, but is not obligated to, satisfy such obligations in whole or in part and any payments made and expenses incurred in doing so shall constitute additional indebtedness to the Holder and shall be paid or reimbursed by the Company as additional principal amount hereunder.

              6.1.3 Selection of Accountants. As long as this Note is outstanding, the Holder shall have the right to approve the accounting firm retained or to be retained by the Company to render accounting advice thereto (such approval not to be unreasonably withheld). The Holder acknowledges that Deloitte & Touche LLP is a satisfactory accounting firm.

              6.1.4 Maintenance of Corporate Existence and Properties.

                           (a) The Company will, and will cause each  Subsidiary
                  to, at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate charter and its rights, and comply in all material respects with all related laws applicable to the Company and such Subsidiary; provided, however, that nothing contained in this paragraph shall (i) require the Company or such Subsidiary to maintain, preserve or renew any right not material in the conduct of the business of the Company or such Subsidiary, (ii) prevent the termination of the corporate existence of any Subsidiary of the Company if, in the reasonable opinion of the Board of Directors of the Company, such termination is not disadvantageous to the Holder or (iii) require the Company or such Subsidiary to comply with any law so long as the validity or applicability thereof shall be contested in good faith by appropriate proceedings.

                           (b) The  Company  will as  soon as  practicable  give
                  written notice to the Holder of any litigation, arbitration or governmental investigation or proceeding, which has been instituted or, to the knowledge of the Company, is threatened against the Company or any of its Subsidiaries, or any of their respective properties, which (i) involves or is likely to involve a claim or claims for damages, penalties or awards in excess of $100,000 in the case of claims for which the Company is not adequately insured or in excess of $300,000 in the case of claims for which the Company is adequately insured; (ii) if determined adversely to the Company or such Subsidiary would have a material adverse effect thereon; or
                  (iii) relates to the Purchase Agreement or any documents executed pursuant thereto.

                           (c) The Company  will provide or cause to be provided
                  for itself and its Subsidiaries insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be adequate, and in no event involving material differences from the insurance currently generally maintained.

                           (d) The  Company  will keep true books of records and
                  accounts in which full and correct entries in all material respects will be made of all its business transactions and the business transactions of its Subsidiaries, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP (subject to customary and reasonable year-end adjustments).

                           (e) The  Company  will,  and will  cause  each of its
                  Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions relating to federal, state and local laws and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality with respect thereto, and of any court, arbitrator or other body with jurisdiction and authority, in respect of the conduct of the respective businesses thereof and the ownership of their respective properties, except those, the violations of which would not have a material adverse effect thereon and except such as are being contested in good faith.

              6.1.5 Notice of Event of Default. In addition to any other reporting requirements set forth herein, the Company shall have an immediate obligation to report to the Holder the occurrence of any Event of Default (as defined herein) or any event which with the giving of notice or the passage of time, or both, would constitute any such Event of Default.

                  6.2 Negative Covenants. From and after the date hereof until the Maturity Date or until such later time as the Notes are either exchanged or paid in full, the Company shall not, and will cause each of its Subsidiaries to not, without the prior written consent of (i) at least a majority of the aggregate principal amount of the Notes then outstanding or, for so long as there are only seven (7) members on the Board of Directors of the Company and the holders of the Notes each have two (2) designees on the Board of Directors,
(ii) by the affirmative vote of two-thirds (2/3) of the Company's Board of Directors nominated by the three Groups (as defined in the Stockholders' Agreement, dated as of December 23, 1998, by and among George D'Ambrosio, Lance D'Ambrosio, Troy D'Ambrosio, Pegasus Fund, L.P., FondElec Essential Services Growth Fund, L.P. and Internexus, S.A.):

              6.2.1 Restrictions on Sale of Assets, Consolidations, Mergers and Acquisitions.

              (a) Sell, lease, transfer or otherwise dispose of in excess of 20% of its assets.

              (b) Consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into it unless the Company is the surviving corporation in any such consolidation or merger; provided, however, that a Subsidiary of the Company may consolidate with or merge into the Company or a wholly-owned Subsidiary of the Company.

              (c) Subject to Section 6.2.2, acquire, by asset or stock purchase, merger or otherwise, the assets or stock of any other corporation, partnership or any other entity.

              6.2.2 Additional Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money ("Borrowed Money") after the date hereof except for (i) Borrowed Money evidenced by the Notes, (ii) Senior Indebtedness, (iii) other Borrowed Money that is consolidated funded indebtedness (including capitalized lease obligations) of the Company or its Subsidiaries and which does not exceed in the aggregate $20,000,000, (iv) other Borrowed Money that is indebtedness of the Company or its Subsidiaries which does not exceed in the aggregate $10,000,000 and which is related to the acquisition of a third person on a consolidated basis, (v) other Borrowed Money that is indebtedness of Subsidiaries of the Company which does not exceed in the aggregate $20,000,000 and which is related to the purchase of equipment or other capital expenditures, (vi) other Borrowed Money, incurred with the consent of at least a majority in aggregate principal amount of the Notes at the time outstanding, the proceeds of which are used in the ordinary course of business of the Company or such Subsidiary, as the case may be and (vii) other Borrowed Money that is by its terms subordinated in right of payment to the payment of the obligations of the Company under the Notes and no principal payments  of  which  are due  prior to the  Maturity  Date and the holders of such subordinated indebtedness enter into a subordination agreement satisfactory to the holders of a majority in aggregate principal amount of the Notes.

              6.2.3 Liens and encumbrances. Cause or permit any of its assets or properties, whether owned or hereafter acquired, to be subject to any liens or encumbrances except in the ordinary course of business of the Company or such Subsidiary, as the case may be.

              6.2.4 Guarantees. Become liable as a guarantor, or otherwise, except for guarantees provided as obligations of a wholly-owned Subsidiary of the Company.

              6.2.5 Restrictions on Dividends, Distributions and Investments.

                           (a) Declare or pay any dividend or make any other distributions on any shares of the Company's capital stock, except with respect to the Series B Preferred Stock, $.001 par value per share, of the Company, which dividends shall not exceed the annual amount of 6.75% per share; or

                           (b) Issue, deliver, sell, redeem, purchase or otherwise acquire any shares of the Company's capital stock or any warrants, rights or other options to purchase such capital stock; provided, however, that the Company shall be permitted to (i) issue common stock, warrants or Series C Preferred Stock resulting from the Company's Financing (as defined in the Purchase Agreement) and (ii) grant options to purchase up to an aggregate of 10% of the shares of the Company's common stock outstanding, as determined on a fully-diluted basis.

              6.2.6    Additional Prohibited Transactions.

              (a) Amend its certificate of incorporation or bylaws;

              (b) Make capital expenditures (including such expenditures made by
              the  Company  and  all  such  Subsidiaries)   exceeding,   in  the
              aggregate, $30,000,000 during any calendar year;

              (c) Make any material change in the scope or nature of the business of the Company as it is currently being conducted;

              (d) File for receivership, dissolution, liquidation or bankruptcy;

              (e) Acquire equity securities (other than pursuant to a buyback or repurchase of equity securities issued by the Company) or assets of any other person or entity involving payments aggregating in excess of $10,000,000 during any calendar year; or

              (f) Enter into, assume or become bound by any agreement to do any of the foregoing or otherwise attempt to do any of the foregoing.

              7. Default.

              7.1 Events of Default. An "Event of Default" shall exist if any of the following occurs and is continuing as to the Company:

                           (a) Default shall be made by the Company on a payment
                  of the principal amount or interest on the Notes, when and as such principal amount and interest, as the case may be, shall become due and payable by acceleration or otherwise; or

                           (b) Default shall be made in the performance or observance of any covenant, condition, undertaking or agreement contained in the Notes, which default shall not have been cured after fifteen (15) days notice of such default; or

                           (c) Any warranty,  representation  or other statement
                  made by or on behalf of the Company contained in the Notes or in the Purchase Agreement shall be false or misleading in any material respect at the time such warranty, representation or other statement, as the case may be, was made; or

                           (d) The  Company  or any of its  Subsidiaries  (other
                  than Caracas Viva Vision TV, S.A., Communicaciones Centurion, S.A. or Communicaciones Spectrum, S.A. (collectively, the "Venezuelan Subsidiaries")) shall (i) file a petition seeking relief for itself under the United States Bankruptcy Code, as now constituted or hereafter amended from time to time, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert, a petition filed against the Company seeking relief under the United States Bankruptcy Code, as now constituted or hereafter amended from time to time or (ii)
                  file a petition or answer with respect to relief under the provisions of any other now-existing or future applicable bankruptcy, insolvency or other similar law of the United States or any state thereof or of any other country or province thereof or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                           (e) (i) An order for relief shall be entered  against
                  the Company or any of its Subsidiaries (other than the Venezuelan Subsidiaries) under the United States Bankruptcy Code, as now constituted or hereafter amended from time to time, which order is not stayed and remains unstayed for a period of 45 days, (ii) the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed and remains unstayed for a period of 45 days (A) adjudging the Company bankrupt or insolvent under, or ordering relief against the Company under, or approving a properly-filed petition seeking relief against the Company under the provisions of any other now-existing or future applicable bankruptcy, insolvency or other similar law of the United States or any state thereof or of any other country or province thereof or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, (B) appointing a receiver, supervisor, liquidator, assignee, sequestrator, trustee or custodian of the Company or any of its Subsidiaries or of any substantial portion of the property of the Company or any such Subsidiaries, or (C) ordering the reorganization, winding-up or liquidation of the affairs of the Company or any of its Subsidiaries, or (iii) the expiration of 60 days after the filing of any involuntary petition against the Company or any of its Subsidiaries seeking any of the relief specified in paragraph (d) of this
                  Section 7.1 or paragraph (e) of this Section 7.1 without dismissal of such petition; or

                           (f) The Company or any of its Subsidiaries  shall (i)
                  make a general assignment for the benefit of creditors, (ii) consent to the appointment of, or taking possession of all or a substantial part of the property of the Company or any such Subsidiary by, a receiver, supervisor, liquidator, assignee, sequestrator, trustee or custodian of the Company or any such Subsidiary, (iii) admit its insolvency or inability to pay its debts generally as such debts become due, (iv) fail generally to pay its debts as such debts become due or (v) take any action (including such actions taken by the Company's directors or a majority of the Company's shareholders) regarding the dissolution or liquidation of the Company or any such Subsidiary (other than the Venezuelan Subsidiaries).

                  7.2 Remedies. In case any one or more of the Events of Default specified in Section 7.1 hereof shall have occurred and be continuing, the Holder shall have the right to accelerate payment of the entire principal amount, and all interest accrued thereon, and, upon such acceleration, such principal amount and interest shall thereupon become immediately due and payable, without any presentment, demand, protest or other notice of any kind (which presentment demand, protest or other notice of any kind are hereby expressly waived), and the Company shall forthwith pay to the Holder the entire then outstanding principal amount, and interest accrued thereon, due pursuant to this Note.

                  8. Preemptive Rights.

                   8.1 Subsequent Offerings. The Holder shall have a right to purchase its pro rata share on a fully-diluted basis of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of issuance of the Note, other than the Equity Securities excluded by Section 8.6 hereof. The Holder's "pro rata share on a fully-diluted basis" for purposes of this Section shall be defined as the ratio of (A) the number of outstanding shares of common stock (including all shares of common stock issued or issuable upon conversion of all outstanding shares of preferred stock into shares of common stock or upon the exercise of any outstanding options and warrants) of which the Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of outstanding shares of common stock (including all shares of common stock issued or issuable upon conversion of outstanding shares of preferred stock into shares of common stock or upon the exercise of any outstanding options and warrants) immediately prior to the issuance of the Equity Securities. For purposes of this Note, "Equity Securities" shall mean any equity security of the Company, including, but not limited to (i) any shares of common stock or shares of preferred stock, (ii) any security convertible, with or without consideration, into shares of common stock, shares of preferred stock or other equity securities of the Company (including any option to purchase such a convertible security), (iii) any security carrying any right to subscribe to or purchase shares of common stock, shares of preferred stock or any other equity security of the Company or (iv) any such right.

                   8.2 Exercise of Rights. If the Company proposes to issue any Equity Securities (the "Offered Securities"), it shall give the Holder written notice of its intention, describing the Equity Securities, the price thereof and the terms and conditions upon which the Company proposes to issue the same. The Holder shall have the right, for a period of fifteen (15) business days from the receipt of such notice, to deliver notice to the Company agreeing to purchase its pro rata share on a fully-diluted basis of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Offered Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Holder if such offer or sale would cause the Company to be in violation of applicable securities laws.

                  8.3 Issuance of Equity Securities to Other Persons. Following the fifteen (15) day notice period set forth in Section 8.2 hereof, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Holder's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Holder pursuant to Section 8.2 hereof. If the Company has not sold such Equity Securities within such 90-day period set forth in this Section 8.3, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Holder in the manner provided above.

                  8.4 Termination of Preemptive Rights. The preemptive rights established by this Article 8 shall not apply to, and shall terminate immediately prior to the effective date of the registration statement pertaining to, a registered public offering of Equity Securities of the Company pursuant to which the Company receives net proceeds of at least $15,000,000 with a market capitalization of at least $50,000,000.

                  8.5 Transfer of Preemptive Rights. The preemptive rights of the Holder under this Article 8 may not be sold or transferred in any manner.

                  8.6 Excluded Securities. The preemptive rights established by this Article 8 shall have no application to any of the following Equity
Securities:

                  (a) shares of common stock (and/or options or other shares of common stock purchase rights issued pursuant to such options or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) any  Equity  Securities  issued  in  connection  with  the
Company effectuating or entering into: (i) a merger, consolidation, amalgamation, acquisition or similar business combination approved by the Board of Directors; and (ii) a joint venture, commercial transaction (including, without limitation, equipment lessors or other persons guaranteeing the obligations of the Company to equipment lessors) or other commercial relationship approved by the Board of Directors and by the board members appointed by the holders of the Notes;

                  (c) shares of common stock issued in connection with any stock split, stock dividend or recapitalization by the Company; or

                  (d) any Equity Securities issued upon exchange of the Notes.

                  9. Registration Rights. The Company has agreed to provide certain registration rights in respect of the shares of Series C Preferred Stock, common stock, preferred stock or any other equity security of the Company to which this Note is exchangeable, the terms and conditions of which are set forth in the Registration Rights Agreement dated as of the date hereof, between the Company and the Holder.

                  10. Warrants. The Company has agreed to issue to the Holder warrants to purchase shares of common stock, the terms and conditions of which are set forth in the Purchase Agreement.

                  11.      Miscellaneous.

                  11.1 Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  11.2 Binding Effect. All terms and agreements in this Note by the Holder (by virtue of its acceptance) and the Company shall bind its successors and assigns.

                  11.3 Maximum Lawful Rate. It is the intent of the Company and the Holder to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contracted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law. If the Holder shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or refunded to Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term "applicable law" shall mean the laws of the State of New York or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

                  11.4 Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11.5 Payments on Business Days. In any case where the date for payment of any principal of or interest on this Note shall not be a Business Day (as defined below), then (notwithstanding any other provision of this Note) payment of interest or principal (and premium, if any) need not be made on such date, but may be made instead on the next succeeding Business Day with the same force and effect as if made on the date otherwise established hereunder for payment of such principal or interest, and no interest shall accrue for the period from and after the date otherwise established hereunder for payment of such principal or interest. As used herein, the term "Business Day" shall mean each weekday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                  11.6 Waivers. Any term, covenant, agreement or condition of this Note may, with the written consent of the Company and the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) altered, modified or amended; provided, however, that no such instrument shall, without the consent of the holders of all of the Notes then outstanding (a) reduce or extend the fixed maturity of any Note, increase or reduce the rate of payment of interest thereon, change the currency for payment of principal and/or interest under any Note, or relieve the Company of its obligation to pay principal and interest then due or (b) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such instrument.

                  11.7 Notices. Any notice or other communication required or permitted hereunder shall be in accordance with Section 11.4 of the Purchase Agreement.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorized this 23rd day of December, 1998.


                        CONVERGENCE COMMUNICATIONS, INC.


                                         By: /S/ Troy D'Ambrosio
                                            ____________________________________
                                            Name:   Troy D'Ambrosio
                                            Title:  Senior Vice President


                                  ATTACHMENT 1

                                 EXCHANGE NOTICE


TO: CONVERGENCE COMMUNICATIONS, INC.


         The undersigned Holder of the within Note hereby irrevocably exercises the right and option of such Holder to exchange the within Note into shares of _________ stock of Convergence Communications, Inc. in accordance with the terms of the within Note and the Purchase Agreement therein described, and directs that the shares issuable upon such exchange be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes, if any, payable with respect thereto.


                                     __________________________________
                                    (Holder)


Please print name and address (including zip code number) and provide taxpayer identification number of person to whom shares are to be delivered:


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